EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rio Vista Energy Partners L.P. ("Rio Vista") on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Richard Shore, Jr., Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista and Ian T. Bothwell, Treasurer (Principal Accounting and Finance Officer) of Rio Vista GP LLC, the general partner of Rio Vista, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section  906  of  the  Sarbanes-Oxley  Act  of  2002,  that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rio Vista.

                                        /s/  Richard  Shore,  Jr.
                                  ----------------------------------------------
                                  Richard Shore, Jr., Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista Energy L.P.
                                  November  22,  2004


                                        /s/  Ian  T.  Bothwell
                                  ----------------------------------------------
                                  Ian  T.  Bothwell,  Treasurer  (Principal
                                  Accounting and Financial Officer) of Rio Vista GP LLC, the general partner of Rio Vista Energy L.P.
                                  November  22,  2004


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